HEI Exhibit 99

NEWS RELEASE
February 21, 2025
Contact:	Mateo Garcia	Telephone: (808) 543-7300
	Director, Investor Relations	E-mail: ir@hei.com
HEI REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS

•Favorable Hawaii Supreme Court Decision Provides Clarity Needed to Help Finalize Maui Tort Litigation Settlement
•Strong Execution on Strategic Priorities in a Pivotal Year
◦Definitive Settlement Agreements Reached in Maui Wildfire Tort Litigation
◦Sale of 90.1% of American Savings Bank Simplified HEI’s Strategy and Regulatory Position While Allowing Enhanced Focus on Utility Business; Proceeds Will Be Used to Reduce Debt
◦Rapid Implementation of Utility Wildfire Mitigation Efforts: Grid Hardening and Redesign, Improved Situational Awareness and Operational Practices, and Enhanced Stakeholder Engagement Efforts Implemented to Reduce Risk
◦Utility Achieved a 36% Renewable Portfolio Standard in 2024, Accelerating Progress Toward the 2030 Milestone of 40%
◦Typical Residential Bill Decreased 7% in 2024; Utility Returned $18 Million in Bill Credits to Customers

HONOLULU - Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported a net loss for the full year 2024 of $1,426 million, or $11.23 per share, compared to net income of $199 million, or $1.81 per share in 2023. Excluding the impacts of discontinued operations, Maui wildfire-related expenses and the Pacific Current asset impairment recorded in the third quarter, Core1 income from continuing operations was $124 million, or $0.98 per share, compared to $152 million, or $1.38 per share in 2023.
The fourth quarter 2024 net loss was $68 million, or $0.40 per share, compared to net income of $49 million, or $0.44 per share, in the fourth quarter of 2023. Core income from
Note: Throughout this release, per share values are calculated based on diluted shares.
1 Measures described as “Core” for the periods in this news release are non-GAAP measures which exclude Maui wildfire-related costs, and expenses taken in connection with strategic reviews for Pacific Current and American Savings Bank. See the “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and the related GAAP reconciliation at the end of this release.

continuing operations was $35 million for the fourth quarter of 2024 compared to $37 million in the fourth quarter of 2023.
“The past year was pivotal in our company’s history, and I am proud of the significant progress we’ve made to address the challenges before us and build a foundation for long-term success,” said Scott Seu, HEI president and CEO.
“Over the course of the year, we achieved numerous milestones in our efforts to regain HEI’s financial strength and emerge a stronger, more resilient company best positioned to serve our communities for the long term. The settlement agreements signed in November, along with the favorable Hawaii Supreme Court decision issued earlier this month, allow us to move forward with a clearer line of sight toward resolution of the Maui wildfire tort litigation. The sale of over 90% of American Savings Bank in December simplifies our strategy and regulatory position while allowing us to reduce holding company debt and focus more on our core utility business. The utility continued to rapidly progress its wildfire mitigation efforts throughout the year, and operational changes, new technology and the Public Safety Power Shutoff program implemented in 2024 have led to substantial strides in reducing risk of ignition from utility equipment. We also saw significant progress on another key strategic initiative, with the utility reaching a 36% renewable portfolio standard in 2024. This puts us on track to meet the 40% by 2030 milestone significantly ahead of schedule. These collective actions position our company well as we continue our commitment to a stronger, more resilient and more financially healthy future.”
As previously disclosed, on February 10, 2025 the Hawaii Supreme Court issued a decision regarding the reserved questions posed to them by the Second Circuit Court. The Hawaii Supreme Court’s decision clarifies that, once the settlement becomes final, insurers seeking to recover amounts paid to settling plaintiffs cannot separately sue defendants, including for amounts beyond the settlement agreed to by the plaintiffs and defendants. The Court’s decision aligns with the Company’s and plaintiffs’ positions on key questions that arose from insurers’ challenges to the settlement agreements reached in the Maui wildfire tort litigation.
HAWAIIAN ELECTRIC COMPANY (HAWAIIAN ELECTRIC) EARNINGS2
Full Year Results:
Hawaiian Electric’s full-year net loss was $1,226 million, compared to net income of $194 million in 2023, with the decrease primarily driven by the following items:
2 Utility amounts indicated as after-tax in this earnings release are based upon adjusting items using a current year composite statutory tax rate of 25.75%.

•$1,875 million ($1,392 million after-tax) loss due to the accrual of estimated wildfire liabilities from tort-related legal claims and cross claims as of December 31, 2024 (net of insurance recoveries);
•$76 million ($56 million after taxes) in higher operations and maintenance (O&M) expenses, driven principally by the settlement of indemnification claims asserted by the state, higher wildfire mitigation program expenses and higher property and general liability insurance costs; and
•$7 million ($6 million after taxes) of higher depreciation expense.
These items were partially offset by the following:
•$43 million ($29 million after taxes) higher revenues, including $25 million from the annual revenue adjustment mechanism, $7 million from the major project interim recovery mechanism, $6 million of demand response program revenues (offset by expenses included in O&M) and $5 million from performance incentive mechanisms;
•$4 million ($3 million after taxes) of lower interest expense; and
•$3 million ($2 million after taxes) from a gain on sale of property.
Hawaiian Electric’s Core net income for 2024 was $181 million. Pre-tax wildfire-related expenses of $2,019 million were partially offset by $86 million in insurance recoveries and $38 million of costs deferred pursuant to the Public Utilities Commission’s decision allowing Hawaiian Electric to defer these costs.
Fourth Quarter Results:
Hawaiian Electric’s net income for the fourth quarter of 2024 was $46 million, compared to $58 million in the fourth quarter of 2023, with the variance driven by the following items: $30 million ($25 million after taxes) of higher O&M, $13 million ($9 million after taxes) in higher revenues, $3 million ($2 million after taxes) from a gain on sale of property and a $3 million ($2 million after taxes) impact from better heat rate performance. Hawaiian Electric’s Core net income was approximately $49 million for both the fourth quarters of 2024 and 2023.
Utility Dividend Update
The utility dividend to HEI continues to be suspended, as holding company cash needs are limited following HEI’s recent equity issuance and the continued suspension of the dividend to HEI’s common equity shareholders.

DISCONTINUED OPERATIONS - AMERICAN SAVINGS BANK (ASB)
As previously announced, on December 31, 2024 HEI, ASB and ASB Hawaii (ASB’s parent holding company) closed on the sale of 90.1% of the common stock of ASB to various investors. Accordingly, the results of ASB are presented as discontinued operations in the consolidated financial statements. For the full year 2024, the loss from discontinued operations totaled $103 million, compared to net income of $53 million in 2023. Excluding wildfire expenses, the goodwill impairment recorded in the second quarter, and the net loss recorded in accordance with the December 2024 sale transaction, Core income for 2024 was $79 million.
HOLDING AND OTHER COMPANIES
The holding and other companies’ net loss was $96 million in 2024 compared to $48 million in 2023. The higher net loss for the year was primarily due to the Pacific Current asset impairment recorded in the third quarter, higher wildfire-related expenses and higher expenses at Pacific Current. Core net loss for the year was $56 million compared to $43 million in 2023. The fourth quarter 2024 net loss was $17 million compared to $13 million in the fourth quarter of 2023. The higher net loss compared to the prior year quarter was primarily due to lower Pacific Current net income. Core net loss for the fourth quarter of 2024 was $14 million compared to $12 million in the fourth quarter of 2023.
EARNINGS RELEASE, WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS
HEI will conduct a webcast and conference call to review its fourth quarter and full year 2024 consolidated financial results today at 11:30 a.m. Hawaii time (4:30 p.m. Eastern).
To listen to the conference call, dial 1-888-660-6377 (U.S.) or 1-929-203-0797 (international) and enter passcode 2393042. Parties may also access presentation materials (which include reconciliation of non-GAAP measures) and/or listen to the conference call by visiting the conference call link on HEI’s website at www.hei.com under “Investor Relations,” sub-heading “News and Events — Events and Presentations.”
A replay will be available online and via phone. The online replay will be available on HEI’s website about two hours after the event. The audio replay will also be available about two hours after the event through March 7, 2025. To access the audio replay, dial 1-800-770-2030 (U.S.) or 1-647-362-9199 (international) and enter passcode 2393042.
HEI and Hawaiian Electric Company, Inc. (Hawaiian Electric) intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information; such disclosures will be included in the Investor Relations section of the website. Accordingly, investors should routinely monitor the Investor Relations section of HEI’s website, in addition to following HEI’s and Hawaiian Electric’s press releases, HEI’s and Hawaiian Electric’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. Investors may sign up to receive e-mail alerts via the “Investor Relations” section of the website. The information on HEI’s website is not incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference.
Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at https://hpuc.my.site.com/cdms/s/ to review documents filed with, and issued by, the PUC. No information on the PUC website is incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings.
ABOUT HEI
The HEI family of companies provides the energy services that empower much of the economic and community activity of Hawaii. HEI’s electric utility, Hawaiian Electric, supplies power to approximately 95% of Hawaii’s population and is undertaking an ambitious effort to decarbonize its operations and the broader state economy, and modernize and harden the grid to ensure resilience and public safety. HEI also helps advance Hawaii’s sustainability goals through investments by its non-regulated subsidiary, Pacific Current. For more information, visit www.hei.com.
NON-GAAP MEASURES
Measures described as “Core” are non-GAAP measures which exclude Maui wildfire-related costs, the asset impairment taken in connection with HEI’s ongoing review of strategic options for Pacific Current and expenses recorded in connection with the review of strategic options for ASB. See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and the related GAAP reconciliations at the end of this release.
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic, political and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2023 and HEI’s other SEC periodic reports and filings that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended December 31		Years ended December 31
(in thousands, except per share amounts)	2024	2023	2024	2023
Revenues
Electric utility	$796,174	$849,982	$3,206,700	$3,269,521
Other	3,006	3,442	13,150	17,982
Total revenues	799,180	853,424	3,219,850	3,287,503
Expenses
Electric utility (includes nil and $1,875 million of provision, net, for Wildfire tort-related claims recorded in quarter and year ended December 31, 2024, respectively)	722,383	768,682	4,818,558	2,967,363
Other (includes $35 million of impairment recorded in third quarter of 2024)	23,135	10,411	108,052	45,148
Total expenses	745,518	779,093	4,926,610	3,012,511
Operating income (loss)
Electric utility	73,791	81,300	(1,611,858)	302,158
Other	(20,129)	(6,969)	(94,902)	(27,166)
Total operating income (loss)	53,662	74,331	(1,706,760)	274,992
Retirement defined benefits credit—other than service costs	903	1,017	3,754	4,014
Interest expense, net	(31,131)	(34,273)	(127,207)	(125,532)
Allowance for borrowed funds used during construction	1,409	1,403	5,470	5,201
Allowance for equity funds used during construction	3,510	4,091	13,786	15,164
Interest income	9,433	9,105	19,362	9,105
Loss on equity-method investment	—	(644)	—	(644)
Income (loss) from continuing operations before income taxes	37,786	55,030	(1,791,595)	182,300
Income tax expense (benefit)	8,147	8,999	(470,962)	34,534
Income (loss) from continuing operations	29,639	46,031	(1,320,633)	147,766
Preferred stock dividends of subsidiaries	473	473	1,890	1,890
Income (loss) from continuing operations for common stock	29,166	45,558	(1,322,523)	145,876
Income (loss) from discontinued operations	(97,411)	3,231	(103,486)	53,362
Net income (loss) for common stock	$(68,245)	$48,789	$(1,426,009)	$199,238
Continuing operations - Basic earnings (loss) per common share	$0.17	$0.41	$(10.42)	$1.33
Discontinued operations - Basic earnings (loss) per common share	(0.56)	0.03	(0.81)	0.49
Basic earnings (loss) per common share	$(0.40)	$0.44	$(11.23)	$1.82
Continuing operations - Diluted earnings (loss) per common share	$0.17	$0.41	$(10.42)	$1.33
Discontinued operations - Diluted earnings (loss) per common share	(0.56)	0.03	(0.81)	0.48
Diluted earnings (loss) per common share	$(0.40)	$0.44	$(11.23)	$1.81
Dividends declared per common share	$—	$—	$—	$1.08
Weighted-average number of common shares outstanding	172,466	110,134	126,927	109,739
Weighted-average shares assuming dilution	172,466	110,301	126,927	110,038
Income (loss) from continuing operations for common stock by segment
Electric utility	$46,396	$58,183	$(1,226,362)	$193,952
Other	(17,230)	(12,625)	(96,161)	(48,076)
Income (loss) from continuing operations for common stock	$29,166	$45,558	$(1,322,523)	$145,876
Comprehensive income (loss) attributable to HEI	$(96,214)	$117,463	$(1,422,825)	$245,916
Return on average common equity (%) (twelve months ended)[1]			NM	8.8
1 Simple average.
NM Not meaningful.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended December 31		Years ended December 31
($ in thousands, except per barrel amounts)	2024	2023	2024	2023
Revenues	$796,174	$849,982	$3,206,700	$3,269,521
Expenses
Fuel oil	256,059	329,728	1,078,045	1,211,420
Purchased power	173,061	172,779	703,371	671,769
Other operation and maintenance	156,024	126,373	609,672	533,557
Wildfire tort-related claims, net	—	—	1,875,000	—
Depreciation	62,706	60,924	251,142	243,705
Taxes, other than income taxes	74,533	78,878	301,328	306,912
Total expenses	722,383	768,682	4,818,558	2,967,363
Operating income (loss)	73,791	81,300	(1,611,858)	302,158
Allowance for equity funds used during construction	3,510	4,091	13,786	15,164
Retirement defined benefits credit—other than service costs	1,034	1,076	4,137	4,303
Interest expense and other charges, net	(20,457)	(22,575)	(82,082)	(86,140)
Allowance for borrowed funds used during construction	1,409	1,403	5,470	5,201
Interest income	2,078	6,454	6,633	6,454
Income (loss) before income taxes	61,365	71,749	(1,663,914)	247,140
Income tax expense (benefit)	14,470	13,067	(439,547)	51,193
Net income (loss)	46,895	58,682	(1,224,367)	195,947
Preferred stock dividends of subsidiaries	229	229	915	915
Net income (loss) attributable to Hawaiian Electric	46,666	58,453	(1,225,282)	195,032
Preferred stock dividends of Hawaiian Electric	270	270	1,080	1,080
Net income (loss) for common stock	$46,396	$58,183	$(1,226,362)	$193,952
Comprehensive income (loss) attributable to Hawaiian Electric	$46,426	$58,337	$(1,226,425)	$193,940
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,608	1,604	6,134	6,138
Hawaii Electric Light	267	272	1,047	1,043
Maui Electric	276	264	1,038	1,046
	2,151	2,140	8,219	8,227
Average fuel oil cost per barrel	$104.38	$132.47	$115.00	$126.73
Return on average common equity (%) (twelve months ended)[1]			NM	8.2
1 Simple average.
NM Not meaningful.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC.

Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures
HEI management uses certain non-GAAP measures to evaluate the performance of HEI. Management believes these non-GAAP measures provide useful information and are a better indicator of the companies’ core operating activities. Core earnings and other financial measures as presented here may not be comparable to similarly titled measures used by other companies. The accompanying tables provide a reconciliation of reported GAAP1 earnings to non-GAAP Core earnings.
The reconciling adjustments from GAAP earnings to Core earnings are limited to the costs related to the Maui wildfires, costs related to the strategic review and majority sale of ASB, and the asset impairment taken in connection with HEI’s ongoing review of strategic options for Pacific Current. Management does not consider these items to be representative of the company’s fundamental core earnings.

Reconciliation of GAAP to non-GAAP Measures
Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
Unaudited

	Three months ended December 31		Years ended December 31
(in thousands)	2024	2023	2024	2023
Maui wildfire-related costs[2]
Pretax expenses:
Legal expenses	$13,449	$23,768	$69,779	$33,969
Outside services expenses	7,541	6,640	11,014	12,024
Wildfire tort-related claims	—	—	1,915,000	75,000
Other expenses	8,281	1,034	35,403	3,519
Interest expense	3,185	1,645	14,834	2,600
Pretax expenses	32,456	33,087	2,046,030	127,112
Insurance recoveries	(11,089)	(29,580)	(94,699)	(104,580)
Deferral of cost	(13,817)	(14,692)	(37,960)	(14,692)
Wildfire-related expenses, net of insurance recoveries and approved deferral treatment	7,550	(11,185)	1,913,371	7,840
Pretax asset impairment	—	—	35,216	—
Income tax (benefits) expense[3]	(1,945)	2,880	(501,763)	(2,019)
After-tax adjustments	$5,605	$(8,305)	$1,446,824	$5,821

1     Accounting principles generally accepted in the United States of America.
2     Excludes Maui wildfire-related costs of our discontinued operations.
3     Current year composite statutory tax rate of 25.75% is used for Utility and Other amounts.
Note: Other segment (Holding and Other Companies) wildfire-related expenses (legal, outside services and other) are included in “Expenses-Other” and interest expense is included in “Interest expense, net” on the HEI and subsidiaries’ Consolidated Statements of Income Data. See Electric Utilities tables below for more detail.

Reconciliation of GAAP to non-GAAP Measures (continued)
Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
Unaudited

	Three months ended December 31		Years ended December 31
(in thousands)	2024	2023	2024	2023
HEI Consolidated - Continuing Operations
GAAP income (loss) - continuing operations (as reported)	$29,166	$45,558	$(1,322,523)	$145,876
Excluding special items related to the Maui wildfire (after tax):
Legal expenses	9,987	17,648	51,811	25,222
Outside services expenses	5,599	4,931	8,178	8,928
Wildfire tort-related claims	—	—	1,421,887	55,688
Other expenses	6,147	766	26,286	2,612
Interest expense	2,365	1,222	11,014	1,931
After tax expenses	24,098	24,567	1,519,176	94,381
Insurance recoveries	(8,234)	(21,963)	(70,314)	(77,651)
Deferral of cost	(10,259)	(10,909)	(28,185)	(10,909)
Maui wildfire-related expenses, net of insurance recoveries and approved deferral treatment (after tax)	5,605	(8,305)	1,420,677	5,821
Asset impairment (after tax)	—	—	26,147	—
Non-GAAP (core) income - continuing operations	$34,771	$37,253	$124,301	$151,697
GAAP Diluted earnings (loss) per share - continuing operations (as reported)	$0.17	$0.41	$(10.42)	$1.33
Non-GAAP (Core) Diluted earnings per share - continuing operations	$0.20	$0.34	$0.98	$1.38

	Three months ended December 31		Years ended December 31
(in thousands)	2024	2023	2024	2023
HEI Consolidated - Discontinued Operations
GAAP income (loss) - discontinued operations (as reported)	$(97,411)	$3,231	$(103,486)	$53,362
Less: Net loss from the sale of ASB	115,803	—	115,803	—
Excluding special items:
Goodwill impairment	—	—	66,130	—
Loss on sale of investment securities	—	10,954	—	10,954
Wildfire expenses	59	1,987	963	8,251
Non-GAAP (Core) income - discontinued operations	$18,451	$16,172	$79,410	$72,567

Reconciliation of GAAP to non-GAAP Measures (continued)
Hawaiian Electric Company, Inc. and Subsidiaries
Unaudited

	Three months ended December 31		Years ended December 31
(in thousands)	2024	2023	2024	2023
Maui windstorm and wildfires related costs
Pretax expenses:
Legal expenses	$11,237	$18,486	$51,406	$24,737
Outside services expenses	6,080	5,826	8,500	10,532
Wildfire tort-related claims	—	—	1,915,000	75,000
Other expenses	7,614	834	32,753	3,316
Interest expenses	2,204	720	11,168	1,223
Pretax expenses	27,135	25,866	2,018,827	114,808
Insurance recoveries	(9,808)	(23,613)	(85,781)	(98,613)
Deferral of cost	(13,817)	(14,692)	(37,960)	(14,692)
Total Maui windstorm and wildfires related expenses, net of insurance recoveries and approved deferral treatment	3,510	(12,439)	1,895,086	1,503
Income tax expense (benefits)[1]	(904)	3,203	(487,985)	(387)
After-tax adjustments	$2,606	$(9,236)	$1,407,101	$1,116

Hawaiian Electric consolidated net income (loss)
GAAP[2] net income (loss) (as reported)	$46,396	$58,183	$(1,226,362)	$193,952
Excluding special items related to the Maui windstorm and wildfires (after tax):
Legal expenses	8,344	13,726	38,169	18,367
Outside services expenses	4,514	4,326	6,311	7,820
Wildfire tort-related claims	—	—	1,421,887	55,688
Other expenses	5,654	619	24,320	2,462
Interest expenses	1,636	534	8,292	908
Maui windstorm and wildfires related expenses (after tax)	20,148	19,205	1,498,979	85,245
Insurance recoveries (after tax)	(7,283)	(17,532)	(63,693)	(73,220)
Deferral of cost (after tax)	(10,259)	(10,909)	(28,185)	(10,909)
Total Maui windstorm and wildfires related expenses, net of insurance recoveries and approved deferral treatment (after tax)	2,606	(9,236)	1,407,101	1,116
Non-GAAP (Core) net income	$49,002	$48,947	$180,739	$195,068

1 Current year composite statutory tax rate of 25.75% is used for Utility amounts.
2 Accounting principles generally accepted in the United States of America.
Note: Legal, outside services and other are included in “Other operation and maintenance” and interest expense is included in “Interest expense and other charges, net” on the Hawaiian Electric and subsidiaries’ Consolidated Statements of Income Data.

Reconciliation of GAAP to non-GAAP Measures (continued)
Holding and Other Companies
Unaudited

	Three months ended December 31		Years ended December 31
(in thousands)	2024	2023	2024	2023
Maui windstorm and wildfires related costs
Pretax expenses:
Legal expenses	$2,212	$5,282	$18,373	$9,232
Outside services expenses	1,461	814	2,514	1,492
Other expenses	667	200	2,650	203
Interest expenses	981	925	3,666	1,377
Pretax expenses	5,321	7,221	27,203	12,304
Insurance recoveries	(1,281)	(5,967)	(8,918)	(5,967)
Total Maui windstorm and wildfires related expenses, net of insurance recoveries	4,040	1,254	18,285	6,337
Income tax benefits[1]	(1,041)	(323)	(4,709)	(1,632)
After-tax adjustments	$2,999	$931	$13,576	$4,705

Holding and Other Companies net loss
GAAP[2] net loss (as reported)	$(17,230)	$(12,625)	$(96,161)	$(48,076)
Excluding special items related to the Maui windstorm and wildfires (after tax):
Legal expenses	1,643	3,922	13,642	6,855
Outside services expenses	1,085	605	1,867	1,108
Other expenses	493	147	1,966	150
Interest expenses	729	688	2,722	1,023
Maui windstorm and wildfires related expenses (after tax)	3,950	5,362	20,197	9,136
Insurance recoveries (after tax)	(951)	(4,431)	(6,621)	(4,431)
Total Maui windstorm and wildfires related expenses, net of insurance recoveries (after tax)	2,999	931	13,576	4,705
Asset impairment (after tax)	—	—	26,147	—
Non-GAAP (Core) net loss	$(14,231)	$(11,694)	$(56,438)	$(43,371)
1 Current year composite statutory tax rate of 25.75% is used for Holding and Other Companies’ amounts.
2 Accounting principles generally accepted in the United States of America.
Note: Holding and Other Companies wildfire-related expenses (legal, outside services and other) are included in “Expenses-Other” and interest expense is included in “Interest expense, net” on the HEI and subsidiaries’ Consolidated Statements of Income Data.